UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2025

Gaming and Leisure Properties, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

845 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(Address of principal executive offices)

610-401-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 1, 2025, Gaming and Leisure Properties, Inc., a Pennsylvania corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a shelf registration statement on Form S-3, which became immediately effective upon filing and which replaced the Company’s previous shelf registration statement on Form S-3 (File No. 333-266814) filed with the SEC on August 12, 2022.

In connection with the filing of the new shelf registration statement, the Company also filed with the SEC a new prospectus supplement dated May 2, 2025 relating to the Company’s “at-the-market” equity offering program (the “Prospectus Supplement”), pursuant to which the Company may issue and sell up to $1,250,000,000 in shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), in amounts and at times to be determined by the Company (the “ATM Program”). In connection with the ATM Program, the Company’s prior $1,000,000,000 “at-the-market” equity offering program was terminated.

In connection with the ATM Program, on May 2, 2025, the Company entered into an ATM equity offering sales agreement (the “Sales Agreement”) with BofA Securities, Inc., Barclays Capital Inc., BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, Jefferies LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, each as sales agent, principal and/or forward seller, as applicable, Nomura Securities International, Inc. (acting through BTIG, LLC, as its agent), as forward seller to Nomura Global Financial Products, Inc., its relevant Forward Purchaser (as defined below), and StoneX Financial Inc., as forward seller to StoneX Financial Inc., its relevant Forward Purchaser (each, a “Sales Agent” and collectively, the “Sales Agents”), and Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, Jefferies LLC, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., Raymond James & Associates, Inc., Royal Bank of Canada, The Bank of Nova Scotia, StoneX Financial Inc., Truist Bank and Wells Fargo Bank, National Association, or one of their affiliates, each as a forward purchaser (each, a “Forward Purchaser” and collectively, the “Forward Purchasers”).

Sales of Shares, if any, made through the Sales Agents, acting as sales agents, or through the forward sellers, acting as agents for the applicable Forward Purchasers, or through a Sales Agent, acting as principal, may be made by means of any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including without limitation sales made directly on the Nasdaq Global Select Market (“Nasdaq”), on any other existing trading market for the Shares to or through a market maker or through an electronic communications network. In addition, Shares may be offered and sold by such other methods, including privately negotiated transactions (including block trades), as the Company and any Sales Agent agree to in writing. The Shares offered for sale under the Sales Agreement will be offered at prevailing market prices at the time of sale.

Additionally, the Company may enter into one or more forward sale agreements with one or more of the Forward Purchasers. In connection with any forward sale agreement, the applicable forward seller will, at the Company’s request, use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable laws and regulations, to borrow from third parties and sell a number of shares of Common Stock equal to the number of Shares underlying the particular forward sale agreement.

The Company intends to contribute the net proceeds, if any, from issuance and sales of the Shares to or through the Sales Agents and upon the settlement of any forward sale agreements with the relevant Forward Purchaser to GLP Capital, L.P., a Pennsylvania limited partnership and the Company’s operating partnership (the “Operating Partnership”). The Operating Partnership intends to subsequently use such net proceeds for general corporate purposes, which may include funding potential acquisition opportunities, repaying outstanding indebtedness, including the Company’s senior unsecured credit facilities, and for other general corporate and working capital purposes, or a combination of the foregoing. Such decisions will depend upon various factors, including market conditions and strategic considerations. Pending such usage, the Operating Partnership expects to invest the net proceeds in short-term investments.

The Company will not initially receive any proceeds from the sale of borrowed shares of Common Stock by a Forward Purchaser or its affiliate and sold through a forward seller. Although the Company currently expects to fully physically settle any forward sale agreement into which it enters (by the delivery of Shares) and receive proceeds from the sale of those Shares upon one or more forward settlement dates no later than the date specified in the applicable forward sale agreement, in which case the Company expects to receive aggregate net cash proceeds at settlement equal to the number of shares underlying the particular forward sale agreement multiplied by the relevant forward sale price per share. However, subject to certain exceptions, the Company may also elect to cash settle or net share settle all or a portion of its obligations under any forward sale agreement. If the Company elects to cash settle any forward sale agreement, it may not receive any proceeds, and may owe cash to the relevant Forward Purchaser in certain circumstances. If the Company elects to net share settle any forward sale agreement, it will not receive any proceeds and may owe Shares to the relevant Forward Purchaser in certain circumstances. Any forward sale agreement is subject to early termination or settlement under certain circumstances.

Each Sales Agent will be entitled to commissions at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price of the Shares sold through such Sales Agent under the Sales Agreement. The Sales Agreement also provides that a forward seller will be entitled to commissions at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the volume weighted average price of all borrowed shares of Common Stock sold during the applicable forward hedge selling period by the applicable forward seller, which commission will be in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser. The Company may also sell Shares to any Sales Agent as principal for its own account, at a price and discount to be agreed upon at the time of sale pursuant to a separate terms agreement. If Sales Agent and/or forward seller, as applicable, engages in special selling efforts, as that term is used in Regulation M under the Securities Exchange Act of 1934, as amended, such Sales Agent and/or forward seller, as applicable, will receive from the Company a commission to be agreed upon at the time of sale.

The Company has no obligation to sell any of the Shares under the Sales Agreement and may at any time suspend solicitation and offers under the Sales Agreement.

The foregoing description of the Sales Agreement and forward sale agreements are qualified in their entirety by reference to the Sales Agreement (including as an exhibit thereto the form of forward sale agreement), which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the filing of the Prospectus Supplement, the Company is filing the legal opinion of its counsel, Polsinelli PC, relating to the Shares being offered pursuant to the Sales Agreement, as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	ATM Equity Offering Sales Agreement dated as of May 2, 2025, by and among the Company, BofA Securities, Inc., Barclays Capital Inc., BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, Jefferies LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as sales agent, principal and/or forward seller, as applicable, Nomura Securities International, Inc. (acting through BTIG, LLC, as its agent), as forward seller to Nomura Global Financial Products, Inc., its relevant forward purchaser, and StoneX Financial Inc., as forward seller to StoneX Financial Inc., its relevant forward purchaser , and Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, Jefferies LLC, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., Raymond James & Associates, Inc., Royal Bank of Canada, The Bank of Nova Scotia, StoneX Financial Inc., Truist Bank and Wells Fargo Bank, National Association, as forward purchasers.

5.1	Opinion of Polsinelli PC regarding the legality of the shares

23.1	Consent of Polsinelli PC (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 2, 2025	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Desiree A. Burke
Name: Desiree A. Burke
Title: Chief Financial Officer and Treasurer